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                                                                  Exhibit 4(xii)


              WAIVER AND TENTH MODIFICATION OF AMENDED AND RESTATED
                            SECURED CREDIT AGREEMENT
                           AND OTHER RELATED DOCUMENTS


         THIS WAIVER AND TENTH MODIFICATION OF AMENDED AND RESTATED SECURED CREDIT AGREEMENT AND OTHER RELATED DOCUMENTS (this "Amendment") is made as of December 31, 1999, by and among PAUL HARRIS STORES, INC., an Indiana corporation ("PH Stores"), PAUL HARRIS MERCHANDISING, INC., an Indiana corporation ("PH Merchandising"), PAUL HARRIS RETAILING, INC., an Indiana corporation ("PH Retailing"), and THE J. PETERMAN COMPANY, an Indiana corporation ("Peterman"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank").

         All capitalized terms and phrases, unless defined herein, shall have the specific meanings ascribed to such terms in that certain Secured Credit Agreement originally dated as of October 28, 1993, by and between PH Stores and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified and amended by those certain First through Ninth Modifications of the Amended and Restated Secured Credit Agreement, and Related Documents dated as of October 31, 1994, January 31, 1995, September 28, 1995, May 8, 1996, April 9, 1997, November 19, 1998,
February 1, 1999, April 19, 1999, and October 21, 1999 (as so amended, the "Credit Agreement").

         WHEREAS, Borrower (as that term is defined in the Credit Agreement) has requested that Bank grant certain waivers and make various modifications to the Credit Agreement and certain of the Related Documents, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and Bank do hereby agree as follows:

         1. The preambles to this Amendment are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

         2. Each definition, numbered section and provision of the Credit Agreement set forth below in this paragraph 2 supersedes and replaces the corresponding definition, numbered section and provision of the Credit Agreement. To the extent that any of the definitions, numbered sections and provisions of the Credit Agreement set forth below in this paragraph 2 do not correspond to any definition, numbered section or provision of the Credit Agreement, such definition, numbered section or provision shall be deemed to have been added to the Credit Agreement as set forth below and in the appropriate order. The Table of Contents to the Credit Agreement shall be understood to have been modified to reflect these changes and incorporated provisions. Accordingly, effective as of December 31, 1999 (the "Modification Date"), the Credit Agreement is modified as set forth below in this Section 6.2.2:
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         3.  "6.2.2 ANNUAL REDUCTION OF REVOLVING CREDIT COMMITMENT AND TERM B
LOAN COMMITMENT. Except as set forth in the following sentence, all amounts outstanding pursuant to the Revolving Loans provisions of the Revolving Credit Commitment and the Term B Loans provisions of the Term B Loan Commitment must simultaneously be reduced by the Borrower to zero ($0.00) for a period of ninety
(90) consecutive days during each fiscal year of the Borrower. Notwithstanding anything expressed or implied to the contrary in the preceding sentence, the aggregate amounts outstanding pursuant to the Revolving Loans provisions of the Revolving Credit Commitment and the Term B Loans provisions of the Term B Loan Commitment must be $8,000,000 or less on each day for a period of thirty (30) consecutive days during the fiscal year of the Borrower ending January 31, 2000. For purposes of this section, amounts outstanding with respect to Revolving Loans and Term B Loans shall not be construed to include the face amount of undrawn Letters of Credit issued at the request of Borrower pursuant to the provisions of Section 2.3."

         4. WAIVER. Borrower requests that the Bank waive compliance with the provisions of Section 6.2.2 of the Credit Agreement effective as of December 31, 1999, subject to the other provisions of this Amendment. Bank consents to Borrower's non-compliance as of December 31, 1999 with the provisions of Section
6.2.2 of the Credit Agreement and waives the effects and consequences of such non-compliance, provided that the Borrower shall have complied with the provisions of Section 6.2.2 of the Credit Agreement as amended hereby from and after December 31, 1999. The foregoing waiver (the "Waiver") is specifically limited in time and scope to the individual occurrence described above and shall not be deemed to extend or apply to any other event or occurrence in existence as of the date hereof or arising hereafter. In addition, the Waiver shall not be deemed to constitute a custom or a practice on the part of the Bank.

         5. REFERENCES. All references in the Loan Documents to the Credit Agreement hereby are understood to be to the Credit Agreement as modified hereby.

         6. CONDITIONS TO EFFECTIVENESS. Provided that no unwaived Default or Event of Default shall then exist other than those that would exist but for the execution of this Amendment, this Amendment shall be deemed to be effective as of December 31, 1999 (the "Effective Date"), provided all of the following conditions are satisfied in a manner, form and substance acceptable to Bank:

             (a) EXECUTION OF AMENDMENT. This Amendment duly authorized and fully executed, and in form and substance satisfactory to Bank shall have been delivered to Bank.

             (b) DELIVERY OF OTHER DOCUMENTS.

                 (i) True, complete and accurate copies, duly certified by an officer of each entity comprising Borrower, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment, and the

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             Joinder and any other document, instrument or agreement executed or delivered in connection therewith by the Borrower shall have been delivered to Bank; and

                 (ii) Such other documents, instruments or agreements as the
             Bank may reasonably request shall have been delivered to Bank.

         7. In the event of any conflict among the terms of the Credit Agreement and the Related Documents as modified by this Amendment, the terms of the Credit Agreement as modified by this Amendment shall control. All terms and provisions of the Related Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this Amendment shall be deemed modified in accordance with the terms of this Amendment.

         8. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Amendment, Bank does not waive any condition or obligation in the Credit Agreement and the Related Documents.

         9. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

         10. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Amendment, including, without limitation, reasonable fees and expenses of Bank's counsel and related expenses.

         11. Time is of the essence of this Amendment.

         12. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Amendment.

         13. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Credit Agreement and the Related Documents, each as modified hereby.

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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Amendment as of the day and year first above written.

BORROWER:                      PAUL HARRIS STORES, INC.,
                               an Indiana corporation

                               By: /s/ KEITH L. HIMMEL, JR.
                                  -------------------------
                               Name: Keith L. Himmel, Jr.
                               Title:  Vice President of Finance,
                               Controller and Corporate Secretary


                               PAUL HARRIS MERCHANDISING, INC.,
                               an Indiana corporation

                               By: /s/ KEITH L. HIMMEL, JR.
                                  -------------------------
                               Name: Keith L. Himmel, Jr.
                               Title: Vice President of Finance,
                               Controller and Corporate Secretary


                               PAUL HARRIS RETAILING INC.,
                               an Indiana corporation

                               By: /s/ KEITH L. HIMMEL, JR.
                                  -------------------------
                               Name: Keith L. Himmel, Jr.
                               Title: Vice President of Finance,
                               Controller and Corporate Secretary


                               THE J. PETERMAN COMPANY,
                               an Indiana corporation

                               By: /s/ KEITH L. HIMMEL, JR.
                                  -------------------------
                               Name: Keith L. Himmel, Jr.
                               Title: Vice President of Finance,
                               Controller and Corporate Secretary


BANK:                          LASALLE BANK NATIONAL ASSOCIATION,
                               a national banking association

                               By: /s/ ANN H. ELLINGSEN
                                  --------------------
                               Name: Ann H. Ellingsen
                               Title: Vice President